Name
Symbol(s)
Abitibi-Consolidated Inc
A
Agnico-Eagle Mines Limited
AGE
Agrium Inc.
AGU
Air Canada
AC
Alcan Aluminium Limited
AL
Angiotech Pharmaceuticals
ANP
ATI Technologies Incorporated
ATY
Ballard Power Systems Inc.
BLD
Bank of Montreal
BMO - LBM - ZBM
Bank of Nova Scotia (The)
BNS - LBQ - ZBQ
Barrick Gold Corporation
ABX
BCE Emergis Inc.
IFM
BCE Inc.
BCE - LBC
BioChem Pharma Long Term
VCQ
Biomira Inc.
BRA
Biovail Corporation
BVF
Bombardier Inc.
BBD - LBB - ZBB
Brascan Cl. A
BNN
CAE Inc.
CAE
Canada LifeFinancial Corporation
CL
Canadian Imperial Bank of Commerce
CM
Canadian National Railway Company
CNR
Canadian Natural Resources Limited
CNQ
Canadian Pacific Limited
VPE
Canadian Pacific Railway Limited
CP
Canadian Tire Corp. Ltd
CTR
Canadien Pacific Ships
TEU
Cascades Inc.
CAS
Celestica Inc.
CLS
CGI Inc. (Group)
GIB
Cognos Inc.
CSN
Cott Corp.
BCB
Descartes Systems Group Inc. (The)
DSG
Dofasco Inc.
DFS
Domtar Inc.
DTC
Enbridge Inc.
ENB
EnCanaCorporation
ECA
Exfo Electro Optical Engineering
EXF
Fairmont Hotels and Resorts
FHR
Goldcorp Inc.
G
Hurricane Hydrocarbons Cl. A
HHL
Husky Energy
HSE
Imperial Oil Limited
IMO
Inco Limited
N
JDS Uniphase Canada Ltd.
JDU
Loblaw Companies Ltd.
L
Magna International Inc
MG
Manulife Financial Corporation
MFC
MDS Inc.
MDS
Meridian Gold
MNG
Methanex Corporation
MX
Moore Corporation Ltd.
MCL
National Bank of Canada
NA - LNA - ZNA
Nexen Inc.
NXY
Noranda Inc.
NRD - LRD
Nortel Networks Corporation
NT - LNT - ZNT
NOVA Chemicals Corporation
NCX
Petro-Canada
PCA
Placer Dome Inc.
PDG
Power Corporation of Canada
POW
Precision Drilling Corporation
PD
QLT Phototherapeutics Inc.
QLT
Research in Motion Limited
RIM
Rogers Communications Inc.
RCI
Royal Bank of Canada
RY - LRY - ZRY
Shaw Comm. Cl. B
SJR
Sun Life Financial
SLF
Suncor Energy Inc.
SU
Talisman Energy Inc.
TLM
TELUS Corporation
T
Thomson Corporation (The)
TOC
Toronto-Dominion Bank (The)
TD - LTD
TransAlta Corporation
TA
TransCanada PipeLines Ltd.
TRP
Trizec Canada
TZC
Zarlink Semiconductor inc.
ZL